UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At our 2009 Annual Meeting of Shareholders held on December 16, 2009 (“Annual Meeting”), Amended and Restated Bylaws were approved by the affirmative vote of a majority of the shares of our Common Stock outstanding on the record date for the Annual Meeting and immediately became effective.  The only provision of our old Bylaws changed by the Amended and Restated Bylaws is to decrease the number of authorized directors from no less than seven (7) nor more than thirteen (13), to no less than six (6) nor more than eleven (11).

At the Annual Meeting our shareholders also approved Amended and Restated Articles of Incorporation to increase the number of our authorized shares of Common Stock from 10,000,000 to 30,000,000, and re-elected our six existing directors.  Our directors will continue to serve until the next annual meeting of shareholders and until their successors are qualified and elected.  The Amended and Restated Articles of Incorporation will become effective upon their filing with the California Secretary of State.

The description of the Amended and Restated Bylaws is only a summary and is qualified in its entirety by the full text of such document which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference.

Item 8.01               Other Events.

We are disclosing further details regarding and our plans for compliance with the agreements we and our wholly-owned subsidiary, 1st Pacific Bank of California (the “Bank”), entered into with our regulators, which were originally disclosed in our Current Report on Form 8-K filed on December 15, 2009.  Pursuant to the Final Order issued by the Department of Financial Institutions (the “DFI”), the Bank has agreed to increase its adjusted tangible shareholder’s equity by the greater of $15,000,000 or the amount necessary to make its adjustable tangible shareholder’s equity equal to at least 10.0 percent of tangible assets, by March 31, 2010.  The Bank’s two-pronged approach to this requirement is to decrease its tangible assets while raising new capital.  The exact amount of new capital that is required will probably not be known until the Bank’s current regulatory exam is concluded and the results of the exam, which is scheduled to end on December 23, become known to the Bank.

The Bank is also disclosing that it has entered into contracts or letters of intent to sell all of its other real estate owned (“OREO”) on this date.  The Bank’s current OREO is valued at approximately $2.6 million and any gains or losses on such sales is not expected to be material.  The inclusion of any data or statements in this Item 8.01 does not signify that the information is considered material.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                   Exhibits.

3.1                                 Amended and Restated Bylaws of 1st Pacific Bancorp dated December 16, 2009

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in 1st Pacific Bancorp’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. 1st Pacific Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: December 16, 2009	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer